UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 11, 2015

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Frontage Road, Suite 301 Hampton, New Jersey	08827
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated With Exit or Disposal Activities.

On July 27, 2015, Bellerophon Therapeutics, Inc. (the “Company”) announced that its PRESERVATION I clinical trial for its bioabsorable cardiac matrix product candidate did not meet its primary or secondary endpoints.  Following these results, on September 11, 2015, the Board of Directors of the Company approved a staff reduction plan in order to reduce operating expenses and conserve cash resources (the “Restructuring”). The Restructuring is expected to include a workforce reduction in force of 21 people. The Restructuring is expected to be completed by the end of 2015.

The Company has offered severance benefits to the affected employees, including cash severance payments. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company.

The Company currently expects to incur pre-tax charges of approximately $1.5 million associated with the Restructuring, primarily consisting of the cash severance payments specified above. These charges are expected to be incurred in the third and fourth quarters of 2015 and paid out in cash over the next 12 months. They are inclusive of severance amounts described in Item 5.02 below in connection with the departure of certain executive officers.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2015, in connection with the Restructuring discussed in Item 2.05 above, the Company and each of Reinilde Heyrman, Chief Clinical Development Officer, and Martin Meglasson, Chief Scientific Officer, agreed that their employment with the Company will terminate effective September 25, 2015.  In connection with their departures, the Company will pay Drs. Heyrman and Meglasson the severance amounts to which they are entitled pursuant to the terms of their previously filed employment agreements.

On September 11, 2015, Amit Agrawal, the Company’s Chief Operating Officer and principal operating officer, resigned from his positions with the Company effective immediately.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements about the Company’s Restructuring and future charges expected to be incurred in connection therewith, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those factors discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: September 17, 2015	By:	/s/ Jonathan M. Peacock

Name: Jonathan M. Peacock
Title: Chairman and Chief Executive Officer